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                                                                    Exhibit 24.1

                                 LETTERHEAD OF
                                 -------------
                           DIXON, ODOM & CO., L.L.P.
                           -------------------------


                        CONSENT OF INDEPENDENT AUDITORS





To the Board of Directors                  To the Board of Directors
Richmond Savings Bank, SSB                 Carolina Fincorp, Inc.
Rockingham, North Carolina                 Rockingham, North Carolina


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                           /s/ Dixon, Odom & Co., L.L.P.

High Point, North Carolina

September 6, 1996